                                                               EXHIBIT 4.10

                                   SUBORDINATION AGREEMENT dated as of March
                           25, 2002, among LATIN AMERICAN EQUIPMENT FINANCE B.V., a limited liability company organized under the laws of the Netherlands (the "BORROWER"), AT&T LATIN AMERICA CORP., a Delaware corporation ("HOLDINGS"), each subsidiary of Holdings party hereto or listed on
                           Schedule I hereto (each such subsidiary individually a "RESTRICTED SUBSIDIARY" and, collectively, the "RESTRICTED SUBSIDIARIES" and, together with Holdings and the Borrower, the "LOAN PARTIES"), GLOBAL CARD HOLDINGS INC. ("GLOBAL"), AT&T CORP. ("AT&T"), such other parties as shall become Subordinated Creditors hereunder, as provided herein, and ABN AMRO TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales, as Collateral Agent (in such capacity, the "COLLATERAL AGENT").

                  Reference is made to the Collateral Agency and Intercreditor Agreement dated as of March 11, 2002 (as amended, supplemented or otherwise modified from time to time, the "COLLATERAL AGENCY AGREEMENT") among Holdings, the Borrower, the Collateral Agent and the Representatives and Unrepresented Holders referred to therein. Each Subordinated Creditor acknowledges receipt of a true and correct copy of each of the Collateral Agency Agreement and the Common Agreement referred to therein.

                  The Lenders under each Initial Participating Credit Agreement have agreed to make Loans to the Borrower pursuant to, and upon the terms and subject to the conditions specified in, the Common Agreement and the Initial Participating Credit Agreements. The obligations of such Lenders to make Loans are conditioned on, among other things, the execution and delivery by the Subordinated Creditors, the Loan Parties and the Collateral Agent of a subordination agreement in the form hereof. In order to induce such Lenders to extend credit under the Initial Participating Credit Agreements, each of the Subordinated Creditors and the Loan Parties is willing to execute and deliver this Agreement.

                  Accordingly, the Subordinated Creditors, the Loan Parties and the Collateral Agent, on behalf of itself and each other Senior Creditor (as defined herein) party to any Initial Participating Credit Agreement, hereby agree as follows:




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

                                    ARTICLE I
                                   DEFINITIONS

                  SECTION 1.01. DEFINITION OF TERMS USED HEREIN. Unless the context otherwise requires, all capitalized terms used but not defined herein shall have the meanings set forth in the Collateral Agency Agreement (including by reference to the Common Agreement); PROVIDED that any amendment or modification to any such definition shall not be effective for purposes of this Agreement without AT&T's consent.

                  SECTION 1.02. DEFINITION OF CERTAIN TERMS USED HEREIN. As used herein, the following terms shall have the following meanings:

                  "ADDITIONAL SECURED INSTRUMENT" means any Secured Instrument that evidences or governs the terms of any of the Additional Senior Obligations.

                  "ADDITIONAL SENIOR CREDITOR" means any Secured Party that is a Holder of an Additional Senior Obligation and its successors and assigns.

                  "ADDITIONAL SENIOR OBLIGATIONS" means, with respect to any Loan Party, all monetary obligations of such Loan Party that constitute (a) Permitted Additional Obligations or Increased Loan Obligations, but only if AT&T (or its successor hereunder pursuant to Section 5.2(b)) shall have agreed in writing that such Permitted Additional Obligations or Increased Loan Obligations constitute "Additional Senior Obligations" hereunder, (b) Local Financing Obligations attributable to Indebtedness constituting Additional Senior Obligations pursuant to clause (a) above or (c) Support Obligations in respect of Obligations described in clause (a) or (b) above.

                  "EXCLUDED AT&T INDEBTEDNESS" means (a) Indebtedness (including Disqualified Stock issued by Holdings, if applicable) under the Supplemental Agreement Facility and any Guarantee of such Indebtedness and (b) Indebtedness of any Loan Party to any Subordinated Creditor that is permitted by clause (e),
(h), (l), (m) or (n) of Section 6.01 of the Common Agreement.

                  "INITIAL SECURED INSTRUMENTS" means any Secured Instrument that evidences or governs the terms of any of the Initial Senior Obligations, including each Initial Participating Credit Agreement.




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

                  "INITIAL SENIOR CREDITOR" means any Secured Party that is a Holder of an Initial Senior Obligation and its successors and assigns.

                  "INITIAL SENIOR OBLIGATIONS" means, with respect to any Loan Party, all monetary obligations of such Loan Party that constitute (a) Initial Credit Facility Obligations (other than Increased Loan Obligations), (b) Local Financing Obligations attributable to Loans constituting Initial Credit Facility Obligations (other than Increased Loan Obligations) or (c) Support Obligations in respect of Obligations described in clause (a) or (b) above.

                  "INCREASED LOAN OBLIGATIONS" means Initial Credit Facility Obligations in respect of principal of or interest on any Loans outstanding under an Initial Participating Credit Agreement in excess of the total amount of the Initial Secured Instrument Commitments under such Initial Participating Credit Agreement in effect on the Effective Date immediately prior to the first borrowing thereunder.

                  "PRIMARY SUBORDINATED OBLIGATIONS" means, with respect to any Loan Party, the following:

                  (a) all monetary obligations of such Loan Party, whether in respect of principal, premium, interest or otherwise, in respect of any Indebtedness owed by such Loan Party to a Subordinated Creditor (including any such obligations owing to any other Person for the direct or indirect benefit of a Subordinated Creditor), including Indebtedness in respect of the AT&T Credit Facilities; and

                  (b) all monetary obligations, whether in respect of dividends, redemptions, distributions upon liquidation or otherwise, in respect of the Series B Preferred Stock;

PROVIDED that the Primary Subordinated Obligations shall not include obligations in respect of Excluded AT&T Indebtedness.

                  "SECONDARY SUBORDINATED OBLIGATIONS" means, with respect to any Loan Party, all monetary obligations and other liabilities of such Loan Party at any time owing to a Subordinated Creditor (including any such obligations or other liabilities owing to any other Person for the direct or indirect benefit of the Subordinated Creditor), including obligations in respect of principal, premium or interest under the Supplemental Agreement Facility or any Guarantee thereof; PROVIDED that Secondary Subordinated Obligations of




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

a Loan Party shall not include (a) its Primary Subordinated Obligations, (b) any obligations in respect of Excluded AT&T Indebtedness described in clause (b) of the definition of such term or (c) liabilities arising in the ordinary course of business in respect of asynchronous transfer mode, private communications line, communications or network connectivity, traffic termination, collocation, ordinary telephony and related value added services, value added data services and similar services and telecommunications services provided under tariff or similar arrangements.

                  "SENIOR CREDITORS" means the Initial Senior Creditors and any Additional Senior Creditors.

                  "SENIOR CREDITOR DOCUMENTS" means the Initial Secured Instruments, any Additional Secured Instruments and the Support Documents.

                  "SENIOR OBLIGATIONS" means the Initial Senior Obligations and any Additional Senior Obligations.

                  "SUBORDINATED CREDITOR" means (a) initially, Global and AT&T and (b) each Person that becomes a "Subordinated Creditor" hereunder as provided in Section 3.5 or 5.11(a); PROVIDED that a Person shall cease to be a "Subordinated Creditor" as provided in Section 5.2(b).

                  "SUBORDINATED OBLIGATIONS" means the Primary

Subordinated Obligations and the Secondary Subordinated
Obligations.

                  SECTION 1.03. RULES OF INTERPRETATION. The rules of interpretation specified in Section 1.02 of the Collateral Agency Agreement shall be applicable to this Agreement.


                                   ARTICLE II
                                  SUBORDINATION

                  SECTION 2.1. SUBORDINATION. Each Subordinated Creditor hereby agrees that all the Subordinated Obligations owed to it by each Loan Party are hereby expressly subordinated, to the extent and in the manner set forth in this
Article II, to the prior payment in full in cash of all Senior Obligations of such Loan Party in accordance with the terms thereof. The parties hereto acknowledge that the total amount of the initial Commitments under the Initial Participating Credit Agreements (combined) is $300,000,000 and, accordingly, the maximum aggregate principal amount of

Loans that may be included in the Initial Senior Obligations is $300,000,000.

                  SECTION 2.2. DISSOLUTION OR INSOLVENCY. Upon any distribution of the assets of any Loan Party or upon any dissolution, winding up, liquidation or reorganization of any Loan Party, whether in bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or upon any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Loan Party, or otherwise:

                  (a) the Senior Creditors of such Loan Party shall first be entitled to receive payment in full in cash of the Senior Obligations of such Loan Party in accordance with the terms of such Senior Obligations before any Subordinated Creditor shall be entitled to receive any payment on account of any Subordinated Obligations of such Loan Party, whether as principal, interest or otherwise; and

                  (b) any payment by, or distribution of the assets of, such Loan Party of any kind or character, whether in cash, property or securities, to which any Subordinated Creditor would be entitled except for the provisions of this Agreement shall be paid or delivered by the Person making such payment or distribution (whether a trustee in bankruptcy, a receiver, custodian or liquidating trustee or otherwise) directly to the Collateral Agent for the benefit of the Secured Parties that are Senior Creditors to the extent necessary to make payment in full in cash of all Senior Obligations of such Loan Party remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of the Senior Obligations, to be held and applied by the Collateral Agent as provided in the Collateral Agency Agreement.

                  SECTION 2.3. PAYMENT OF PRIMARY SUBORDINATED OBLIGATIONS PROHIBITED. (a) Subject to paragraph (c) below, no payment (whether directly, by exercise of any right of set-off or otherwise) in respect of any Primary Subordinated Obligation of any Loan Party, whether as principal, redemption price, interest, dividend or otherwise, shall be permitted at any time until all Senior Obligations have been paid in full in cash and all Commitments to make Loans that would constitute Senior Obligations shall have terminated.

                  (b) Subject to paragraph (c) below, no payment of any Primary Subordinated Obligation that is prohibited by paragraph (a) above shall be received or accepted by or on behalf of any Subordinated Creditor.




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

                  (c) The provisions of this Section 2.3 shall not apply to the payment of any Primary Subordinated Obligation to the extent payment thereof is not prohibited at the time by the Common Agreement (including Section 6.06 thereof) or any other Secured Instrument; PROVIDED that no such payment shall be permitted, and no such payment shall be received or accepted by or on behalf of any Subordinated Creditor, if immediately after giving effect to such payment
(i) a Default shall have occurred and be continuing, (ii) a Notice of Enforcement is in effect or (iii) an event shall have occurred and be continuing that with notice, lapse of time or both would permit a Notice of Enforcement to be delivered.

                  SECTION 2.4. PAYMENT OF SECONDARY SUBORDINATED OBLIGATIONS PROHIBITED UPON DEFAULT. No payment (whether directly, by exercise of any right of set-off or otherwise) in respect of the Secondary Subordinated Obligations of any Loan Party, whether as principal, redemption price, interest, dividend or otherwise, shall be permitted, and no such payment shall be received or accepted by or on behalf of any Subordinated Creditor, if immediately after giving effect to such payment (a) a Default shall have occurred and be continuing, (b) a Notice of Enforcement is in effect or (c) an event shall have occurred and be continuing that with notice, lapse of time or both would permit a Notice of Enforcement to be delivered. No payment of principal in respect of Indebtedness under the Supplemental Agreement Facility shall be permitted, and no such payment shall be received or accepted by or on behalf of any Subordinated Creditor, except to the extent such Indebtedness has been replaced or refinanced in accordance with the terms of the Supplemental Agreement and the Senior Creditor Documents.

                  SECTION 2.5. CERTAIN PAYMENTS HELD IN TRUST. In the event that any payment by, or distribution of the assets of, any Loan Party of any kind or character, whether in cash, property or securities, and whether directly, by exercise of any right of set-off or otherwise, shall be received by or on behalf of any Subordinated Creditor at a time when such payment is prohibited by this Agreement, such payment or distribution shall be held in trust for the benefit of, and shall be paid over to, (a) the Collateral Agent for the benefit of the Secured Parties that are Senior Creditors to the extent necessary to make payment in full in cash of all Senior Obligations of such Loan Party remaining unpaid, after giving effect to any concurrent payment or distribution to the Senior Creditors in respect of such Senior Obligations, to be held and applied by the Collateral Agent as provided in the Collateral Agency Agreement or (b) in the case of any payment prohibited under Section 2.3 or 2.4 hereof, the Loan Party from which such payment was received or, if directed by the Collateral Agent, to the Collateral Agent to be held and applied by the Collateral Agent as provided in the Collateral Agency Agreement.

                  SECTION 2.6. SUBROGATION. Subject to the prior indefeasible payment in full in cash of the Senior Obligations of a Loan Party, to the extent that, as a result of the provisions of this Agreement, any Senior Creditors of a Loan Party receive payments or distributions from such Loan Party that otherwise would have been made to the Subordinated Creditors of such Loan Party, each Subordinated Creditor of such Loan Party shall be subrogated to the rights of the Senior Creditors of such Loan Party to receive payments or distributions in cash, property or securities of such Loan Party applicable to such Senior Obligations until all amounts owing on the Subordinated Obligations of such Loan Party shall be paid in full, and as between and among a Loan Party, its creditors (other than its Senior Creditors) and the applicable Subordinated Creditors of such Loan Party, no such payment or distribution made to the Collateral Agent by virtue of this Agreement that otherwise would have been made to the Subordinated Creditors of such Loan Party shall be deemed to be a payment by such Loan Party on account of its Subordinated Obligations, it being understood that the provisions of this Agreement are intended solely for the purpose of defining the relative rights of the Subordinated Creditors, on the one hand, and the Senior Creditors, on the other hand.

                                   ARTICLE III
              OTHER MATTERS REGARDING THE SUBORDINATED OBLIGATIONS

                  SECTION 3.1. OTHER CREDITORS. Nothing contained in this Agreement is intended to or shall impair, as between and among the Loan Parties, their creditors (other than their Senior Creditors) and the Subordinated Creditors, the obligations of each Loan Party to pay to the Subordinated Creditors of such Loan Party the Subordinated Obligations of such Loan Party as and when the same shall become due and payable in accordance with the terms thereof, or affect the relative rights of the Subordinated Creditors and the other creditors of any Loan Party (other than their Senior Creditors).

                  SECTION 3.2. PROOFS OF CLAIM. In the event of any dissolution, winding up, liquidation or reorganization of any Loan Party, or the commencement of any bankruptcy, insolvency, reorganization, arrangement or receivership proceedings or otherwise, or any assignment for the benefit of creditors or any other marshaling of the assets and liabilities of any Loan Party, each Subordinated Creditor agrees to file proofs of claim for the Subordinated Obligations owed to it upon demand of the Collateral Agent, in default of which the Collateral Agent or other authorized representative of the Senior Creditors is hereby irrevocably authorized so to file in order to effectuate the provisions hereof. This Section shall not be construed to permit any Subordinated Creditor to retain any payment received by it in respect of a Subordinated Obligation that such Subordinated Creditor is not entitled to receive and retain under any other provision of this Agreement.

                  SECTION 3.3. NO WAIVER. No right of any Senior Creditor to enforce this Agreement shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of any of the Collateral Agent, the other Senior Creditors, or any Loan Party, or by any noncompliance by any Loan Party with the terms, provisions and covenants contained herein, and the Senior Creditors are hereby expressly authorized to extend, renew, increase, decrease, modify or amend the terms of the Senior Obligations or any security therefor, and to release, sell or exchange any such security and otherwise deal freely with the Loan Parties, all without notice to or consent of any Subordinated Creditor and without affecting the liabilities and obligations of the parties hereto.

                  SECTION 3.4. ACCELERATION AND REMEDIES; BANKRUPTCY FILINGS. Each Subordinated Creditor agrees that, except for claims submitted in any proceeding contemplated by Section 3.2 hereof, it will not exercise any remedies or take any action or proceeding to enforce any Subordinated Obligation if the payment of such Subordinated Obligation is then prohibited by Section 2.3 or 2.4, and each Subordinated Creditor further agrees not to file, or to join with any other creditors of any Loan Party in filing, any petition commencing any bankruptcy, insolvency, reorganization, arrangement or receivership proceeding or any assignment for the benefit of creditors against or in respect of any Loan Party or any other marshaling of the assets and liabilities of any Loan Party. Each Subordinated Creditor further agrees, to the fullest extent permitted under applicable law, that it will not cause any Loan Party to file any such petition, commence any such proceeding or make any such assignment referred to above until all Senior Obligations have been paid in full. Notwithstanding the foregoing, this Section shall apply only to actions taken by a Subordinated Creditor in its capacity as a creditor, and shall not apply to any actions taken in the capacity of shareholder or director of any Loan Party.

                  SECTION 3.5. TRANSFER OF SUBORDINATED OBLIGATIONS. Each Subordinated Creditor agrees that it will not sell, assign, transfer or otherwise dispose of all or any part of the Subordinated Obligations owed to it unless the Person to whom such sale, assignment, transfer or disposition is made shall acknowledge in writing (delivered to the Collateral Agent) that it shall be bound by the terms of this Agreement, including the terms of this Section 3.5, as though named herein as a Subordinated Creditor, and shall become and be deemed to be a Subordinated Creditor hereunder for all purposes hereof in respect of such Subordinated Obligations. Except as provided in this Section, this Agreement shall not be construed to impose any restriction on the sale, assignment, transfer or disposition of any Subordinated Obligation.

                  SECTION 3.6. OBLIGATIONS HEREUNDER NOT AFFECTED. (a) All rights and interests of the Senior Creditors hereunder, and all agreements and obligations of the Subordinated Creditors hereunder, shall remain in full force and effect irrespective of:

                  (i) any lack of validity or enforceability of any Senior Creditor Document;

                  (ii) any change in the time, manner or place of payment of, or in any other term of, all or any of the Senior Obligations, or any other amendment or waiver of or consent to departure from any Senior Creditor Document;

                  (iii) any exchange, release or nonperfection of any security interest in or Lien on any Collateral, or any release or amendment or waiver of or consent to departure from any Guarantee, in respect of all or any of the Senior Obligations; or

                  (iv) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Loan Party in respect of its Senior Obligations or of any Subordinated Creditor in respect of this Agreement.

                  (b) This Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Senior Obligations or any part thereof is rescinded or must otherwise be returned by any Senior Creditor upon the insolvency, bankruptcy or reorganization of any Loan Party or otherwise, all as though such payment had not been made.

                  (c) Each Subordinated Creditor hereby authorizes the Senior Creditors, without notice or demand and without affecting or impairing any of the obligations of such Subordinated Creditor hereunder, from time to time to
(i) renew, compromise, extend, increase, accelerate or otherwise change the time for payment of, or otherwise change the terms of, the Senior Obligations or any part thereof and (ii) exercise or refrain from exercising any rights against such Subordinated Creditor, any Loan Party or any other Person.

                                   ARTICLE IV
            REPRESENTATIONS AND WARRANTIES OF SUBORDINATED CREDITORS

                  Each Subordinated Creditor represents and warrants to the Collateral Agent, for the benefit of the Senior Creditors, that:

                  (a) It is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized.

                  (b) The execution, delivery and performance by it of this Agreement and the consummation of the transactions contemplated hereby are within its powers, have been duly authorized by all necessary action on its part, require no action by or in respect of, or filing with, any Governmental Authority (other than such as have been duly taken or made) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of its certificate of incorporation or by-laws (or other organizational documents, as applicable) or of any material agreement, judgment, injunction, order, decree or other instrument binding upon it or any of its subsidiaries.

                  (c) This Agreement constitutes a valid and binding agreement of such Subordinated Creditor, enforceable against such Subordinated Creditor in accordance with its terms, subject to the effect of applicable bankruptcy, insolvency or similar laws affecting creditors' rights generally and equitable principles of general applicability.




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

                                    ARTICLE V
                                  MISCELLANEOUS

                  SECTION 5.1. NOTICES. All communications and notices hereunder shall be in writing and shall be given as provided in Section 11.01 of the Collateral Agency Agreement; PROVIDED that any communication or notice hereunder to (a) a Subordinated Creditor shall be given to it at the address or facsimile number set forth under its signature on the signature page hereof or of the supplement hereto pursuant to which it becomes a party hereto and (b) a Restricted Subsidiary shall be given to it at its address or facsimile number set forth on Schedule II attached hereto, in each case with a copy to Holdings. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

                  SECTION 5.2. SUCCESSORS AND ASSIGNS. (a) Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party (including, in the case of any Secured Party, each transferee or assignee of Senior Obligations held by it); and all covenants, promises and agreements by or on behalf of any of the Subordinated Creditors, the Loan Parties or the Collateral Agent that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns. Each of the Subordinated Creditors and the Loan Parties agrees that, subject to Section 3.5 and except as provided in paragraph (b) below, it shall not assign or delegate any of its obligations under this Agreement without the prior written consent of each Secured Party, and any purported assignment or delegation without such consent shall be void and of no effect.

                  (b) It is understood and agreed that, if AT&T transfers ownership of all the Equity Interests of Holdings owned by AT&T to the AT&T Successor or a Permitted Transferee, then AT&T may assign to the AT&T Successor or such Permitted Transferee (as applicable) all its obligations under this Agreement pursuant to a written agreement among AT&T, such assignee and the Collateral Agent, reasonably satisfactory to the Collateral Agent, providing for the assumption by such assignee of all such obligations, whereupon AT&T shall be released from such obligations and shall cease to be a party hereto; PROVIDED that (i) if AT&T does not transfer and assign to such assignee pursuant to such assignment agreement all Subordinated Obligations held by it and all its interests




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

and obligations under the AT&T Credit Facilities and the Supplemental Agreement Facility, then AT&T shall remain a party hereto as a Subordinated Creditor in respect of any such Subordinated Obligations and/or any Subordinated Obligations that may arise under any such AT&T Credit Facilities or Supplemental Agreement Facility unless and until assigned in accordance with this Agreement and (ii) any transfer or assignment by AT&T of its obligations under any of the AT&T Credit Facilities or the Supplemental Agreement Facility may be made only to an AT&T Successor or a Permitted Transferee pursuant to a written agreement reasonably satisfactory to the Collateral Agent pursuant to which the assignee agrees to become a Subordinated Creditor hereunder in respect of any Indebtedness thereunder, but the foregoing shall not be construed to restrict assignment of rights in respect of an outstanding Subordinated Obligation in accordance with Section 3.5. This paragraph (b) also shall apply to any subsequent transfers and assignments by the AT&T Successor or any Permitted Transferee that becomes a Subordinated Creditor hereunder, as though named in the previous sentence in the place of AT&T.

                  SECTION 5.3. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

                  SECTION 5.4. JURISDICTION; CONSENT TO SERVICE OF PROCESS. (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. To the extent permitted by law, each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party, any Subordinated Creditor or any of their respective properties in the courts of any jurisdiction.

                  (b) Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (c) Each of the Subordinated Creditors and each of the Loan Parties irrevocably consents to service of process in the manner provided for notices in Section 5.1. Each of the Subordinated Creditors (other than any Subordinated Creditor organized in or having offices in New York City) and each of the Loan Parties hereby irrevocably designates, appoints and empowers CT Corporation System, with offices on the date hereof at 111 Eighth Avenue, 13th Floor, New York, New York 10011, as its designee, appointee and agent to receive and accept for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents which may be served in any action or proceeding described in paragraph (a) above. If for any reason such designee, appointee and agent shall cease to act as such, each of the Subordinated Creditors (other than any Subordinated Creditor organized in or having offices in New York City) and each of the Loan Parties agrees to designate a new designee, appointee and agent in New York City on the terms and for the purposes of this provision reasonably satisfactory to the Agents. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 5.5. WAIVERS; AMENDMENT. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the Collateral Agent and the other Secured Parties under the other Support Documents and the Secured Instruments are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to the departure by any Subordinated Creditor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand by any Subordinated Creditor or Loan Party in any case shall entitle such Subordinated Creditor or Loan Party to any other or further notice or demand in similar or other circumstances.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Collateral Agent, the Loan Parties and the Subordinated Creditors with respect to which such waiver, amendment or modification is to apply, subject to any consent required in accordance with
Section 8.01 of the Collateral Agency Agreement.

                  SECTION 5.6. WAIVERS. (A) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.6.

                  (B) WAIVER OF SOVEREIGN IMMUNITY. TO THE EXTENT THAT ANY PARTY HERETO HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS, SUCH PARTY HEREBY WAIVES SUCH IMMUNITY AND AGREES NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE, OR OTHERWISE, IN ANY SUCH SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF THE COURTS NAMED IN SECTION 5.4(A), THAT IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, OR ATTACHMENT EITHER PRIOR TO JUDGMENT OR IN AID OF EXECUTION, BY REASON OF SOVEREIGN IMMUNITY, OR OTHERWISE, THAT THE VENUE OF THE SUIT, ACTION OR PROCEEDING IS IMPROPER OR THAT THIS AGREEMENT OR ANY OTHER SUPPORT DOCUMENT OR THE SUBJECT MATTER HEREOF OR THEREOF MAY NOT BE ENFORCED IN OR BY SUCH COURTS.

                  SECTION 5.7. SEVERABILITY. In case any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

                  SECTION 5.8. COUNTERPARTS. This Agreement may be executed in two or more counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute but one contract (subject to Section 5.9), and shall become effective as provided in Section 5.9. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof.

                  SECTION 5.9. BINDING EFFECT; SEVERAL AGREEMENT. This Agreement shall become effective as to any Subordinated Creditor when a counterpart hereof executed on behalf of such Subordinated Creditor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Subordinated Creditor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Subordinated Creditor, the Collateral Agent, the other Secured Parties and their respective successors and assigns, except that no Subordinated Creditor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly contemplated by this Agreement. This Agreement shall be construed as a separate agreement with respect to each Subordinated Creditor and may be amended, modified, supplemented, waived or released with respect to any Subordinated Creditor without the approval of any other Subordinated Creditor and without affecting the obligations of any other Subordinated Creditor hereunder.

                  SECTION 5.10. HEADINGS. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

                  SECTION 5.11. ADDITIONAL PARTIES. (a) Upon execution by the Collateral Agent and a creditor of a Loan Party, and delivery by such creditor to the Collateral Agent, of an instrument in the form of Annex 1 attached thereto, such creditor shall become a Subordinated Creditor hereunder with the same force and effect as if originally named as a Subordinated Creditor herein. The execution and delivery of any such instrument shall not require the consent of any other Subordinated Creditor hereunder. The rights and obligations of the Subordinated Creditors herein shall remain in full force and effect notwithstanding the addition of any Subordinated Creditor as a party to this Agreement. AT&T agrees that it will not permit any of its subsidiaries (other than a Loan Party) to become a creditor of any Loan Party in respect of any Indebtedness or other monetary obligation or liability of such Loan Party that would constitute a Subordinated Obligation if owed to AT&T, unless such subsidiary is a party hereto or shall have become a Subordinated Creditor hereunder as provided above.

                  (b) The parties hereto acknowledge and agree that each subsidiary of Holdings that is or becomes a Restricted Subsidiary (as defined in the Common Agreement) shall be deemed to constitute a Loan Party for all purposes of this Agreement (whether or not such subsidiary has become a party hereto), and Holdings agrees to cause any such subsidiary to become a party hereto and to acknowledge that it is a Loan Party hereunder, pursuant to a written instrument in form and substance reasonably satisfactory to the Agents, promptly upon such subsidiary becoming a Restricted Subsidiary.

                  SECTION 5.12. TERMINATION. This Agreement shall automatically terminate when all the Obligations have been indefeasibly paid in full in cash and no Secured Party has any further commitment to extend credit under any Secured Instrument; however this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Obligation is rescinded or must otherwise be restored by any Secured Party or any Loan Party upon the bankruptcy or reorganization of any Loan Party or otherwise.

                  IN WITNESS WHEREOF, each Subordinated Creditor, each Loan Party and the Collateral Agent have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

                            LATIN AMERICAN EQUIPMENT
                            FINANCE B.V.,

                              By     MEESPIERSON TRUST B.V.,
                                     as its Managing Director,

                                     By
                                        ----------------------
                                        Name:
                                        Title:

                                     By
                                        ----------------------
                                        Name:
                                        Title:


                            AT&T LATIN AMERICA CORP.,

                              By
                                     ------------------------
                                     Name:
                                     Title:


                            GLOBAL CARD HOLDINGS INC., as
                            a Subordinated Creditor,

                              By
                                     ------------------------
                                     Name:
                                     Title:

                               Address:   7979 E. Tufts Ave
                                          Suite 201
                                          Denver, CO 80237

                               Attention: Carol Lewis, President
                               Facsimile: 303-265-8546

                                      AT&T CORP., as a Subordinated
                                      Creditor,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:

                            Address:     295 N. Maple Avenue
                                         Room 4342I1
                                         Basking Ridge, NJ 07920

                          Attention:     Treasurer
                          Facsimile:     908-221-8688


                     With a Copy to:

                            Address:     295 N. Maple Avenue
                                         Room 1212P2
                                         Basking Ridge, NJ 07920

                          Attention:     Corporate and Securities
                                         Law Group
                          Facsimile:     908-221-4408


                                      ABN AMRO TRUSTEES LIMITED, as
                                      Collateral Agent,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:


                                      ATLANTIS HOLDING DO BRASIL
                                      LTDA.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:


                                      AT&T DO BRASIL S.A.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:

                                      AT&T PERU S.A.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:


                                      AT&T CHILE HOLDING S.A.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:


                                      AT&T CHILE LONG DISTANCE S.A.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:


                                      AT&T CHILE NETWORKS S.A.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:


                                      AT&T CHILE TELEPHONY S.A.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:


                                      AT&T CHILE INTERNET S.A.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:


                                      AT&T CHILE WIRELESS S.A.,

                                        BY
                                               --------------------------------
                                               Name:
                                               Title:

                                  AT&T COLOMBIA S.A.,

                                    BY
                                           --------------------------------
                                           Name:
                                           Title:


                                  EACH OF THE SUBSIDIARIES
                                  LISTED ON SCHEDULE I HERETO,

                                    BY
                                           --------------------------------
                                           Name:
                                           Title:            Authorized
                                                             Officer

                                                               SCHEDULE I TO THE
                                                         SUBORDINATION AGREEMENT




                                         RESTRICTED SUBSIDIARIES

Jamtis, Inc.

Frantis, Inc.

Jamtis LLC

ATTLA Argentina I, Inc.

ICCA, Ltd.

FirstCom Teleductos Holdings, Ltd.

Cerbay Investment Corp.

Jarsi Finance Corp.

FirstCom Teleductos, Inc.

FirstCom Equipment, Ltd.

                                                              SCHEDULE II TO THE
                                                         SUBORDINATION AGREEMENT




RESTRICTED SUBSIDIARIES                       ADDRESS/FAX
-----------------------                       -----------

Jamtis, Inc.                                  Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, DE 19081
                                              Fax: (305) 459-6404

Frantis, Inc.                                 Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, DE 19081
                                              Fax: (305) 459-6404

Jamtis LLC                                    Corporation Trust Center
                                              1209 Orange Street
                                              Wilmington, DE 19081
                                              Fax: (305) 459-6404

Atlantis Holding do                           Avenida Das Nacoes Unidas
Brasil Ltda.                                  12.995-18(0)Andar,
                                              Sala "P"
                                              04578-000-Sao Paulo-SP-Brasil
                                              Fax: 011(511) 3365-1502

AT&T do Brasil S.A.                           Avenida Alfredo Egido
                                              De Souza Aranha, 100-Terreo AO
                                              10(0) Andar-Bloco D
                                              04726-170-Sao Paulo-SP-Brasil
                                                  Fax: 011(511) 3365-1502

ATTLA Argentina I, Inc.                       c/o Maples & Calden,
                                              Ugland House
                                              P.O. Box 309 George Town
                                              Grand Cayman,
                                              Cayman Islands
                                              British West Indies
                                              Fax: (305) 459-6404

AT&T Peru S.A.                                Av. Larco N(0)1301
                                              Torre Parque Mar
                                              Lima 18, Peru
                                              Fax: 011(511) 610-5562

AT&T Chile Holding S.A.                       Avenida Vitacura 2939
                                              Piso 8
                                              Comuna de las Condes,
                                              Santiago, Chile
                                              Fax: 011(562) 241-4850

AT&T Chile Long                               Avenida Vitacura 2939
Distance S.A.                                 Piso 8
                                              Comuna de las Condes,
                                              Santiago, Chile
                                              Fax: 011(562) 241-4850

AT&T Chile Networks                           Avenida Vitacura 2939
S.A.                                          Piso 8
                                              Comuna de las Condes,
                                              Santiago, Chile
                                              Fax: 011(562) 241-4850

AT&T Chile Telephony                          Avenida Vitacura 2939
S.A.                                          Piso 8
                                              Comuna de las Condes,
                                              Santiago, Chile
                                              Fax: 011(562) 241-4850

AT&T Chile Internet                           Avenida Vitacura 2939
S.A.                                          Piso 8
                                              Comuna de las Condes,
                                              Santiago, Chile
                                              Fax: 011(562) 241-4850

AT&T Chile Wireless                           Avenida Vitacura 2939
S.A.                                          Piso 8
                                              Comuna de las Condes,
                                              Santiago, Chile
                                              Fax: 011(562) 241-4850

ICCA, Ltd.                                    Citco Building,
                                              Wickhams Cay,
                                              P.O. Box 662 Road Town
                                              Tortola,
                                              British Virgin Islands
                                              Fax: (305) 459-6404

FirstCom Teleductos                           Citco Building,
Holdings, Ltd.                                Wickhams Cay,
                                              P.O. Box 662 Road Town
                                              Tortola,
                                              British Virgin Islands
                                              Fax: (305) 459-6404

Cerbay Investment                             Registered Agent
Corp.                                         Aleman Galindo & Lee
                                              Torre Swiss Bank, Piso 2
                                              Marbella, Calle 53
                                              Panama, Panama
                                              Fax: (305) 459-6404

Jarsi Finance Corp.                            Registered Agent
                                               Aleman galindo & Lee
                                               Torre Swiss Bank, Piso 2
                                               Marbella, Calle 53
                                               Panama, Panama
                                               Fax: (305) 459-6404

FirstCom Teleductos,                           Citco Building,
Inc.                                           Wickhams Cay,
                                               P.O. Box 662 Road Town
                                               Tortola,
                                               British Virgin Islands
                                               Fax: (305) 459-6404

AT&T Colombia S.A.                             Carrera 7 No. 71-52 Torre B,
                                               Piso 17
                                               Bogota, Colombia
                                               Attn: Angela Maria Camacho
                                               Fax: 011(571) 312-3161

FirstCom Equipment, Ltd.                       Citco Building,
                                               Wickhams Cay,
                                               P.O. Box 662 Road Town
                                               Tortola,
                                               British Virgin Islands
                                               Fax: (305) 459-6404

                                                                  Annex 1 to the
                                                         Subordination Agreement

                                    SUPPLEMENT NO. [ ] dated as of [ ] to the
                           Subordination Agreement dated as of March 25, 2002, among LATIN AMERICAN EQUIPMENT FINANCE B.V., a limited liability company organized under the laws of the Netherlands (the "BORROWER"), AT&T LATIN AMERICA CORP., a Delaware corporation ("HOLDINGS"), each subsidiary of Holdings party thereto or listed on
                           Schedule I thereto (each such subsidiary individually a "RESTRICTED SUBSIDIARY" and, collectively, the "RESTRICTED SUBSIDIARIES" and, together with Holdings and the Borrower, the "LOAN PARTIES"), GLOBAL CARD HOLDINGS INC. ("GLOBAL"), AT&T CORP. ("AT&T"), such other parties as shall become Subordinated Creditors hereunder, as provided herein, and ABN AMRO TRUSTEES LIMITED, a limited liability company incorporated under the laws of England and Wales, as Collateral Agent (in such capacity, the "COLLATERAL AGENT").

         A. Reference is made to (a) the Collateral Agency and Intercreditor Agreement dated as of March 11, 2002 (as amended, supplemented or otherwise modified from time to time, the "COLLATERAL AGENCY AGREEMENT") among Holdings, the Borrower, the Collateral Agent and the Representatives and Unrepresented Holders referred to therein and (b) the Subordination Agreement dated as of March 25, 2002 (as amended, supplemented or otherwise modified from time to time, the "SUBORDINATION AGREEMENT"), among the Loan Parties, the Subordinated Creditors and the Collateral Agent.

         B. Capitalized terms used herein and not defined herein have the meanings assigned to them in the Collateral Agency Agreement (including by reference to the Common Agreement referred to therein). The undersigned creditor (the "NEW SUBORDINATED CREDITOR") acknowledges receipt of a true and correct copy of each of the Collateral Agency Agreement, the Common Agreement and the Subordination Agreement.

         C. The Subordinated Creditors, Restricted Subsidiaries, Holdings, and the Borrower have entered into the Subordination Agreement in order to induce the Lenders to make Loans (as such terms are defined in the Common Agreement).
Section 5.11 of the Subordination Agreement provides that additional creditors of Holdings may become Subordinated Creditors under the Subordination Agreement by execution and delivery of an instrument in the form of this

Supplement. The New Subordinated Creditor is executing this Supplement in accordance with the requirements of the Common Agreement and each other Secured Instrument to become a Subordinated Creditor under the Subordination Agreement in order to induce the Secured Parties to extend additional credit under the Secured Instruments and as consideration for credit previously extended.

         Accordingly, the Collateral Agent and the New Subordinated Creditor agree as follows:

         SECTION 1. In accordance with Section 5.11 of the Subordination Agreement, the New Subordinated Creditor by its signature below becomes a Subordinated Creditor under the Subordination Agreement with the same force and effect as if originally named therein as a Subordinated Creditor and the New Subordinated Creditor hereby (a) agrees to all the terms and provisions of the Subordination Agreement applicable to it as a Subordinated Creditor thereunder and (b) represents and warrants that the representations and warranties made by it as a Subordinated Creditor thereunder are true and correct on and as of the date hereof except for representations and warranties which by their terms refer to a specific date. Each reference to a "Subordinated Creditor" in the Subordination Agreement shall be deemed to include the New Subordinated Creditor. The Subordination Agreement is hereby incorporated herein by reference.

         SECTION 2. The New Subordinated Creditor represents and warrants to the Collateral Agent and the other Secured Parties that this Supplement has been duly authorized, executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

         SECTION 3. This Supplement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Supplement shall become effective when the Collateral Agent shall have received counterparts of this Supplement that, when taken together, bear the signatures of the New Subordinated Creditor and the Collateral Agent. Delivery of an executed signature page to this Supplement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Supplement.

         SECTION 4. Except as expressly supplemented hereby, the Subordination Agreement shall remain in full force and effect.

         SECTION 5. THIS SUPPLEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

         SECTION 6. In case any one or more of the provisions contained in this Supplement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and in the Subordination Agreement shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

         SECTION 7. All communications and notices hereunder shall be in writing and given as provided in Section 5.1 of the Subordination Agreement. All communications and notices hereunder to the New Subordinated Creditor shall be given to it at the address set forth under its signature below, with a copy to Holdings.

         SECTION 8. The New Subordinated Creditor agrees to reimburse the Collateral Agent for its reasonable out-of-pocket expenses in connection with this Supplement, including the reasonable fees, disbursements and other charges of counsel for the Collateral Agent.

         IN WITNESS WHEREOF, the New Subordinated Creditor and the Collateral Agent have duly executed this Supplement to the Subordination Agreement as of the day and year first above written.

                                               [NAME OF NEW SUBORDINATED
                                                CREDITOR],

                                               By
                                                 ------------------------------
                                               Name:
                                               Title:
                                               Address:

                                                  ABN AMRO TRUSTEES LIMITED, as
                                                  Collateral Agent,

                                               By
                                                 ------------------------------
                                               Name:
                                               Title: